United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 14, 2008, The Laclede Group, Inc., (“Company”), made a special award to Mr. Douglas H. Yaeger, the Company’s Chairman, Chief Executive Officer and President, of 15,000 restricted stock units under the Company’s 2006 Equity Incentive Plan (“Plan”), which Plan is on file with the SEC as appendix 5 to the Company’s proxy statement filed on December 19, 2005.  Each restricted stock unit represents a contingent right to receive one share of The Laclede Group common stock.

Under the terms of the award, the restricted stock units generally vest on December 1, 2011.  Prior to vesting, Mr. Yaeger has no rights as a shareholder and receives no dividend equivalents.  A change in control does not trigger any accelerated vesting.  He is also required to retain the shares acquired upon vesting for twelve months from the date of delivery of the shares.  If he is terminated by the Company without cause before the vesting date, the units will vest at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: February 14, 2008	By:	/s/ M. D. Waltermire
M. D. Waltermire Chief Financial Officer

LACLEDE GAS COMPANY
Date: February 14, 2008	By:	/s/ M. D. Waltermire
M. D. Waltermire Sr. Vice President and Chief Financial Officer